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                                                                    Exhibit 23.1






                        Consent of Independent Auditors



The Partners of Star Gas Partners, L.P.:




We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                                          KPMG Peat Marwick LLP




Stamford, Connecticut
December 3, 1998